Exhibit No. 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Second Quarter of 2016

Birmingham, Ala. – (PR Newswire) – July 18, 2016 – ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and six months ended June 30, 2016.

SECOND Quarter 2016 Highlights:

▪	Net income of $38.8 million and diluted EPS of $1.46 for the six months ended June 30, 2016
▪	Diluted EPS of $0.71 for second quarter of 2016, a 31% increase year over year
▪	Core diluted EPS* for the six months ended June 30, 2016 increased 33% year over year as 2015 results were impacted by acquisition expenses
▪	Loans and deposits increased 17% and 24%, respectively, year over year
▪	Loans and deposits increased 18% and 26%, respectively, for the second quarter on an annualized basis
▪	Early adoption of Accounting Standard Update 2016-09 results in upward revision of first quarter 2016 diluted EPS to $0.75 (further details are contained in this press release)

Tom Broughton, President and CEO, said, “Our strong loan pipeline points to improved economic conditions within our Southeastern U.S. footprint.” Bud Foshee, CFO, stated, “Strong loan and deposit growth coupled with excellent credit quality continue to drive growth and net income.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending June 30, 2016	Period Ending March 31, 2016	% Change From Period Ending March 31, 2016 to Period Ending June 30, 2016	Period Ending June 30, 2015	% Change From Period Ending June 30, 2015 to Period Ending June 30, 2016
QUARTERLY OPERATING RESULTS
Net Income	$18,876	$19,956	(5)%	$14,469	30%
Net Income Available to Common Stockholders	$18,853	$19,956	(6)%	$14,346	31%
Diluted Earnings Per Share	$0.71	$0.75	(5)%	$0.54	31%
Return on Average Assets	1.37%	1.53%		1.31%
Return on Average Common Stockholders' Equity	15.79%	17.39%		14.06%
Average Diluted Shares Outstanding	26,726,284	26,566,810		26,426,036

YEAR-TO-DATE OPERATING RESULTS
Net Income	$38,832			$27,524	41%
Net Income Available to Common Stockholders	$38,809			$27,301	42%
Diluted Earnings Per Share	$1.46			$1.04	40%
Return on Average Assets	1.45%			1.29%
Return on Average Common Stockholders' Equity	16.57%			13.81%
Average Diluted Shares Outstanding	26,646,547			26,332,527

Core Net Income*	$38,832			$29,291	33%
Core Net Income Available to Common Stockholders*	$38,809			$29,068	34%
Core Diluted Earnings Per Share*	$1.46			$1.10	33%
Core Return on Average Assets*	1.45%			1.37%
Core Return on Average Common Stockholders' Equity*	16.57%			14.70%

BALANCE SHEET
Total Assets	$5,646,055	$5,378,599	5%	$4,492,539	26%
Loans	4,539,338	4,340,900	5%	3,863,734	17%
Non-interest-bearing Demand Deposits	1,185,668	1,070,275	11%	926,577	28%
Total Deposits	4,664,795	4,339,747	7%	3,729,132	25%
Stockholders' Equity	489,097	470,940	4%	454,487	8%

*Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $18.9 million for the quarter ended June 30, 2016, compared to net income of $14.5 million and net income available to common stockholders of $14.3 million for the same quarter in 2015. Basic and diluted earnings per common share were $0.72 and $0.71, respectively, for the second quarter of 2016, compared to $0.56 and $0.54, respectively, for the second quarter of 2015.

Return on average assets was 1.37% and return on average equity was 15.79% for the second quarter of 2016, compared to 1.31% and 14.06%, respectively, for the second quarter of 2015.

Net interest income was $45.9 million for the second quarter of 2016, compared to $44.2 million for the first quarter of 2016 and $40.2 million for the second quarter of 2015. The net interest margin in the second quarter of 2016 was 3.51%, a six basis point decrease from the first quarter of 2016 and 37 basis point decrease from the second quarter of 2015. The increase in net interest income on a linked quarter basis is attributable to a $182.1 million increase in average loans outstanding, a $64.9 million increase in non-interest-bearing deposits and a $18.8 million increase in average stockholders’ equity, all resulting in a positive mix change in our balance sheet. The average yield on loans decreased by one basis point to 4.47% on a linked quarter basis.

Average loans for the second quarter of 2016 were $4.42 billion, an increase of $182.1 million, or 4%, over average loans of $4.24 billion for the first quarter of 2016, and an increase of $680.7 million, or 18%, over average loans of $3.74 billion for the second quarter of 2015.

Average total deposits for the second quarter of 2016 were $4.48 billion, an increase of $208.4 million, or 5%, over average total deposits of $4.27 billion for the first quarter of 2016, and an increase of $820.2 million, or 22%, over average total deposits of $3.66 billion for the second quarter of 2015.

Non-performing assets to total assets were 0.17% for the second quarter of 2016, a decrease of three basis points compared to 0.20% for the first quarter of 2016 and a decrease of 21 basis points compared to 0.38% for the second quarter of 2015. Net credit charge-offs to average loans were 0.18%, a 15 basis point increase compared to 0.03% for the first quarter of 2016 and a three basis point increase compared to 0.15% for the second quarter of 2015. We recorded a $3.8 million provision for loan losses in the second quarter of 2016 compared to $2.1 million in the first quarter of 2016 and $4.1 million in the second quarter of 2015. The allowance for loan loss as a percentage of total loans was unchanged at 1.04% for June 30, 2016 and March 31, 2016 as well as June 30, 2015. In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $417,000 during the second quarter of 2016, or 12%, compared to the second quarter of 2015. Mortgage banking revenue increased by $166,000 in the second quarter of 2016, or 23%, compared to the second quarter of 2015, resulting from improved operations, translating to increased net gains on sales. Credit card income increased $125,000 in the second quarter of 2016, or 24%, compared to the second quarter of 2015, resulting from a 31% increase in the volume of spending on ServisFirst Bank cards and a 54% increase in spending on our agent banks’ cards.

Non-interest expense for the second quarter of 2016 increased $1.4 million, or 8%, to $19.5 million from $18.1 million in the second quarter of 2015, and increased $214,000, or 1%, on a linked quarter basis. Salary and benefit expense for the second quarter of 2016 increased $307,000, or 3%, to $10.7 million from $10.4 million in the second quarter of 2015, and decreased $334,000, or 3%, on a linked quarter basis. Equipment and Occupancy expense increased $389,000, or 24%, to $2.0 million in the second quarter of 2016, from $1.6 million in the second quarter of 2015. This increase in equipment and occupancy expense was attributable to new offices in our Charleston, South Carolina and Nashville, Tennessee regions, each of which were relocations from temporary facilities we previously occupied. We also accelerated depreciation of leasehold improvements in our Birmingham, Alabama headquarters building to coincide with our anticipated move date to our new headquarters building, which we anticipate will be in the second half of 2017. Professional services expense increased $334,000, or 50%, to $999,000 in the second quarter of 2016, from $665,000 in the second quarter of 2015, primarily the result of legal fees accrued for current pending litigation. Other operating expense for the second quarter of 2016 increased $407,000, or 9%, to $4.9 million from $4.5 million in the second quarter of 2015. This was primarily the result of higher data processing expenses related to increased online banking transaction volumes and an upgrade of our correspondent banking platform, increased Federal Reserve Bank charges from our correspondent bank clearing activities, and amortization of the core deposit intangible asset resulting from the Metro Bancshares acquisition. These increases were offset by lower costs incurred related to nonperforming loans.

Income tax expense increased $586,000, or 8%, to $7.6 million in the second quarter of 2016, compared to $7.0 million in the second quarter of 2015, and increased $992,000, or 8%, to $13.9 million in the six month period ended June 30, 2016, compared to $12.9 million in the six month period ended June 30, 2015. In the second quarter of 2016 we adopted the amendments in Accounting Standards Update 2016-09 using the modified retrospective method. We recognized excess tax benefits from the exercise and vesting of stock options and restricted stock of $1.3 million in the second quarter of 2016 and retrospectively recognized excess tax benefits from the exercise and vesting of stock options and restricted stock of $2.3 million in the first quarter of 2016. Previously under generally accepted accounting principles, such credits were reflected within additional paid-in capital.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded expenses of $2.1 million for the first quarter of 2015 related to the acquisition of Metro Bancshares, Inc. and the merger of Metro Bank with and into the Bank, and recorded an expense of $500,000 resulting from the initial funding of reserves for unfunded loan commitments for the first quarter of 2015, consistent with guidance provided in the Federal Reserve Bank’s Inter-agency Policy Statement SR 06-17. Core financial measures included in this press release are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to merger expenses, the initial funding of reserves for unfunded loan commitments, and are all considered non-GAAP financial measures. Other non-GAAP financial measures included in this press release are “tangible common stockholders’ equity,” “total tangible assets,” “tangible book value per share,” and “tangible common equity to total tangible assets.” All non-GAAP financial measures are more fully explained below.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return of average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

“Tangible common stockholders’ equity” is defined as common stockholders’ equity, adjusted by the total of goodwill and other identifiable intangible assets.

“Total tangible assets” is defined as total assets, adjusted by the total of goodwill and other identifiable intangible assets.

“Tangible book value per share” is defined as tangible common stockholders’ equity divided by the number of common shares outstanding.

“Tangible common equity to total tangible assets” is defined as tangible common equity divided by total tangible assets.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the six month comparative periods ended June 30, 2016 and 2015 included in this press release. Dollars are in thousands, except share and per share data.

	As Of June 30, 2016	As Of and For the Six Months Ended June 30, 2015
Provision for income taxes - GAAP		$12,875
Adjustments:
Adjustment for non-routine expense		830
Core provision for income taxes		$13,705

Return on average assets - GAAP		1.29%
Net income - GAAP		$27,524
Adjustments:
Adjustment for non-routine expense		1,767
Core net income		$29,291
Average assets		$4,307,778
Core return on average assets		1.37%

Return on average common stockholders' equity		13.81%
Net income available to common stockholders - GAAP		$27,301
Adjustments:
Adjustment for non-routine expense		1,767
Core net income available to common stockholders		$29,068
Average common stockholders' equity		$398,678
Core return on average common stockholders' equity		14.70%

Earnings per share - diluted - GAAP		$1.04
Weighted average shares outstanding, diluted		26,332,527
Core diluted earnings per share		$1.10

Book value per share	$18.63	$16.05
Total common stockholders' equity - GAAP	489,097	414,529
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	15,154	18,060
Tangible common stockholders' equity	$473,943	$396,469
Tangible book value per share	$18.05	$15.35

Stockholders' equity to total assets	8.66%	10.13%
Total assets - GAAP	$5,646,055	$4,485,091
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	15,154	18,060
Total tangible assets	5,630,901	4,467,031
Tangible common equity to total tangible assets	8.42%	8.88%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/ or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015
CONSOLIDATED STATEMENT OF INCOME
Interest income	$52,050	$49,961	$48,451	$46,532	$44,209
Interest expense	6,159	5,782	5,290	4,670	3,998
Net interest income	45,891	44,179	43,161	41,862	40,211
Provision for loan losses	3,800	2,059	3,308	3,072	4,062
Net interest income after provision for loan losses	42,091	42,120	39,853	38,790	36,149
Non-interest income	3,847	3,435	3,475	3,738	3,430
Non-interest expense	19,504	19,290	19,002	18,248	18,138
Income before income tax	26,434	26,265	24,326	24,280	21,441
Provision for income tax	7,558	6,309	4,576	8,014	6,972
Net income	18,876	19,956	19,750	16,266	14,469
Preferred stock dividends	23	-	24	33	123
Net income available to common stockholders	$18,853	$19,956	$19,726	$16,233	$14,346
Earnings per share - basic	$0.72	$0.76	$0.76	$0.63	$0.56
Earnings per share - diluted	$0.71	$0.75	$0.74	$0.61	$0.54
Average diluted shares outstanding	26,726,284	26,566,810	26,595,239	26,506,334	26,426,036

CONSOLIDATED BALANCE SHEET DATA
Total assets	$5,646,055	$5,378,599	$5,095,509	$4,772,601	$4,492,539
Loans	4,539,338	4,340,900	4,216,375	4,044,242	3,863,734
Debt securities	347,706	362,106	370,364	334,635	335,008
Non-interest-bearing demand deposits	1,185,668	1,070,275	1,053,467	1,029,354	926,577
Total deposits	4,664,795	4,339,747	4,223,888	4,044,634	3,729,132
Borrowings	55,450	55,543	55,748	55,728	21,016
Stockholders' equity	$489,097	$470,940	$449,147	$431,194	$454,487

Shares outstanding	26,251,948	26,182,698	25,972,698	25,903,698	25,826,198
Book value per share	$18.63	$17.99	$17.29	$16.65	$16.05
Tangible book value per share (1)	$18.05	$17.40	$16.70	$15.96	$15.35

SELECTED FINANCIAL RATIOS
Net interest margin	3.51%	3.57%	3.56%	3.77%	3.88%
Return on average assets	1.37%	1.53%	1.55%	1.38%	1.31%
Return on average common stockholders' equity	15.79%	17.39%	17.75%	15.52%	14.06%
Efficiency ratio	39.21%	40.51%	40.75%	40.02%	41.56%
Non-interest expense to average earning assets	1.50%	1.56%	1.56%	1.63%	1.73%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets (3)	9.83%	9.90%	9.72%	9.59%	9.60%
Tier 1 capital to risk-weighted assets	9.84%	9.91%	9.73%	9.60%	10.58%
Total capital to risk-weighted assets	11.98%	12.12%	11.95%	11.89%	12.05%
Tier 1 capital to average assets	8.52%	8.65%	8.55%	8.83%	9.88%
Tangible common equity to total tangible assets (1)	8.42%	8.50%	8.54%	8.70%	8.86%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.

(2) Regulatory capital ratios for most recent period are preliminary.

(3) Basel III final capital rules, including the new Common Equity Tier 1 Capital to Risk-Weighted Assets ratio, became effective for the Company on January 1, 2015.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30, 2016	June 30, 2015	% Change
ASSETS
Cash and due from banks	$54,985	$49,731	11%
Interest-bearing balances due from depository institutions	417,703	69,104	504%
Federal funds sold	116,038	17,622	558%
Cash and cash equivalents	588,726	136,457	331%
Available for sale debt securities, at fair value	321,044	305,985	5%
Held to maturity debt securities (fair value of $27,717 and $29,348 at
June 30, 2016 and 2015, respectively)	26,662	29,023	(8)%
Restricted equity securities	5,671	4,954	14%
Mortgage loans held for sale	7,933	11,722	(32)%
Loans	4,539,338	3,863,734	17%
Less allowance for loan losses	(46,998)	(40,020)	17%
Loans, net	4,492,340	3,823,714	17%
Premises and equipment, net	23,221	15,563	49%
Goodwill and other identifiable intangible assets	15,154	18,060	(16)%
Other assets	165,304	147,061	12%
Total assets	$5,646,055	$4,492,539	26%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,185,668	$926,577	28%
Interest-bearing	3,479,127	2,802,555	24%
Total deposits	4,664,795	3,729,132	25%
Federal funds purchased	423,430	273,095	55%
Other borrowings	55,450	21,016	164%
Other liabilities	13,283	14,809	(10)%
Total liabilities	5,156,958	4,038,052	28%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; no shares authorized, or outstanding at June 30, 2016, and 40,000 authorized, issued and
outstanding at June 30, 2015	-	39,958	(100)%
Preferred stock, par value $0.001 per share; 1,000,000 shares authorized and
1,000,000 shares undesignated at June 30, 2016, and 960,000 shares
undesignated at June 30, 2015	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized and
26,251,948 shares issued and outstanding at June 30, 2016 and 50,000,000
authorized and 25,826,198 shares issued and outstanding at June 30, 2015	26	26	-%
Additional paid-in capital	214,525	209,074	3%
Retained earnings	268,765	201,303	34%
Accumulated other comprehensive income	5,404	3,749	44%
Noncontrolling interest	377	377	-%
Total stockholders' equity	489,097	454,487	8%
Total liabilities and stockholders' equity	$5,646,055	$4,492,539	26%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest income:
Interest and fees on loans	$49,210	$42,105	$96,457	$80,751
Taxable securities	1,238	1,104	2,507	2,232
Nontaxable securities	834	874	1,692	1,734
Federal funds sold	210	24	283	101
Other interest and dividends	558	102	1,072	174
Total interest income	52,050	44,209	102,011	84,992
Interest expense:
Deposits	4,589	3,512	8,950	6,782
Borrowed funds	1,570	486	2,991	962
Total interest expense	6,159	3,998	11,941	7,744
Net interest income	45,891	40,211	90,070	77,248
Provision for loan losses	3,800	4,062	5,859	6,467
Net interest income after provision for loan losses	42,091	36,149	84,211	70,781
Non-interest income:
Service charges on deposit accounts	1,306	1,276	2,613	2,483
Mortgage banking	901	735	1,569	1,189
Securities gains	(3)	-	(3)	29
Increase in cash surrender value life insurance	655	660	1,279	1,308
Other operating income	988	759	1,823	1,355
Total non-interest income	3,847	3,430	7,281	6,364
Non-interest expense:
Salaries and employee benefits	10,733	10,426	21,800	19,434
Equipment and occupancy expense	2,023	1,634	4,008	3,295
Professional services	999	665	1,737	1,233
FDIC and other regulatory assessments	803	626	1,553	1,246
Other real estate owned expense	41	289	490	503
Merger expense	-	4	-	2,100
Other operating expense	4,905	4,494	9,205	8,935
Total non-interest expense	19,504	18,138	38,793	36,746
Income before income tax	26,434	21,441	52,699	40,399
Provision for income tax	7,558	6,972	13,867	12,875
Net income	18,876	14,469	38,832	27,524
Dividends on preferred stock	23	123	23	223
Net income available to common stockholders	$18,853	$14,346	$38,809	$27,301
Basic earnings per common share	$0.72	$0.56	$1.48	$1.07
Diluted earnings per common share	$0.71	$0.54	$1.46	$1.04

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015
Commercial, financial and agricultural	$1,895,870	$1,799,132	$1,760,479	$1,683,819	$1,642,182
Real estate - construction	251,144	254,254	243,267	232,895	219,607
Real estate - mortgage:
Owner-occupied commercial	1,117,514	1,055,852	1,014,669	978,721	930,719
1-4 family mortgage	494,733	458,032	444,134	417,012	392,245
Other mortgage	725,336	723,542	698,779	677,822	627,099
Subtotal: Real estate - mortgage	2,337,583	2,237,426	2,157,582	2,073,555	1,950,063
Consumer	54,741	50,088	55,047	53,973	51,882
Total loans	$4,539,338	$4,340,900	$4,216,375	$4,044,242	$3,863,734

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015
Allowance for loan losses:
Beginning balance	$45,145	$43,419	$42,574	$40,020	$37,356
Loans charged off:
Commercial financial and agricultural	1,412	50	2,186	388	1,151
Real estate - construction	355	381	161	31	93
Real estate - mortgage	191	-	463	-	208
Consumer	31	18	21	126	19
Total charge offs	1,989	449	2,831	545	1,471
Recoveries:
Commercial financial and agricultural	1	3	241	13	6
Real estate - construction	39	16	61	13	65
Real estate - mortgage	2	97	65	1	2
Consumer	-	-	1	-	-
Total recoveries	42	116	368	27	73
Net charge-offs	1,947	333	2,463	518	1,398
Provision for loan losses	3,800	2,059	3,308	3,072	4,062
Ending balance	$46,998	$45,145	$43,419	$42,574	$40,020

Allowance for loan losses to total loans	1.04%	1.04%	1.03%	1.05%	1.04%
Allowance for loan losses to total average
loans	1.06%	1.06%	1.05%	1.08%	1.07%
Net charge-offs to total average loans	0.18%	0.03%	0.24%	0.05%	0.15%
Provision for loan losses to total average
loans	0.34%	0.20%	0.32%	0.31%	0.44%
Nonperforming assets:
Nonaccrual loans	$4,730	$6,133	$7,767	$9,850	$8,194
Loans 90+ days past due and accruing	423	417	1	524	470
Other real estate owned and
repossessed assets	4,260	4,044	5,392	6,068	8,235
Total	$9,413	$10,594	$13,160	$16,442	$16,899

Nonperforming loans to total loans	0.11%	0.15%	0.18%	0.26%	0.22%
Nonperforming assets to total assets	0.17%	0.20%	0.26%	0.34%	0.38%
Nonperforming assets to earning assets	0.17%	0.20%	0.26%	0.35%	0.38%
Reserve for loan losses to nonaccrual loans	993.62%	736.10%	559.02%	432.22%	488.41%

Restructured accruing loans	$6,753	$6,763	$6,782	$8,266	$8,279

Restructured accruing loans to total loans	0.15%	0.16%	0.16%	0.20%	0.21%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015
Beginning balance:	$6,763	$7,736	$8,266	$8,279	$8,280
Net (paydowns) / advances	(10)	(19)	(83)	(13)	(1)
Transfers to other real estate owned	-	(954)	-	-	-
Charge-offs	-	-	(447)	-	-
	$6,753	$6,763	$7,736	$8,266	$8,279

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015
Interest income:
Interest and fees on loans	$49,210	$47,247	$46,150	$44,401	$42,105
Taxable securities	1,238	1,269	1,058	1,041	1,104
Nontaxable securities	834	858	875	890	874
Federal funds sold	210	73	46	32	24
Other interest and dividends	558	514	322	168	102
Total interest income	52,050	49,961	48,451	46,532	44,209
Interest expense:
Deposits	4,611	4,361	4,294	3,818	3,512
Borrowed funds	1,548	1,421	996	852	486
Total interest expense	6,159	5,782	5,290	4,670	3,998
Net interest income	45,891	44,179	43,161	41,862	40,211
Provision for loan losses	3,800	2,059	3,308	3,072	4,062
Net interest income after provision for loan losses	42,091	42,120	39,853	38,790	36,149
Non-interest income:
Service charges on deposit accounts	1,306	1,307	1,326	1,279	1,276
Mortgage banking	901	668	620	873	735
Securities gains	(3)	-	-	-	-
Increase in cash surrender value life insurance	655	624	630	683	660
Other operating income	988	836	899	903	759
Total non-interest income	3,847	3,435	3,475	3,738	3,430
Non-interest expense:
Salaries and employee benefits	10,733	11,067	8,884	10,595	10,426
Equipment and occupancy expense	2,023	1,985	1,519	1,575	1,634
Professional services	999	738	706	668	665
FDIC and other regulatory assessments	803	750	733	681	626
Other real estate owned expense	41	449	324	400	289
Other operating expense	4,905	4,301	6,836	4,329	4,498
Total non-interest expense	19,504	19,290	19,002	18,248	18,138
Income before income tax	26,434	26,265	24,326	24,280	21,441
Provision for income tax	7,558	6,309	4,576	8,014	6,972
Net income	18,876	19,956	19,750	16,266	14,469
Dividends on preferred stock	23	-	24	33	123
Net income available to common stockholders	$18,853	$19,956	$19,726	$16,233	$14,346
Basic earnings per common share	$0.72	$0.76	$0.76	$0.63	$0.56
Diluted earnings per common share	$0.71	$0.75	$0.74	$0.61	$0.54

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd Quarter 2016		1st Quarter 2016		4th Quarter 2015		3rd Quarter 2015		2nd Quarter 2015
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$4,406,107	4.47%	$4,230,057	4.48%	$4,113,044	4.44%	$3,915,778	4.48%	$3,731,699	4.51%
Tax-exempt (2)	16,315	4.51	10,281	5.56	9,639	4.98	9,802	4.98	10,005	5.00
Total loans, net of
unearned income	4,422,422	4.47	4,240,338	4.48	4,122,683	4.44	3,925,580	4.48	3,741,704	4.51
Mortgage loans held for sale	7,323	3.62	6,084	4.63	4,362	4.27	7,714	4.32	12,718	2.21
Debt securities:
Taxable	208,113	2.38	221,722	2.29	193,982	2.16	189,941	2.17	193,848	2.29
Tax-exempt (2)	135,954	3.73	137,763	3.79	139,435	3.85	139,543	3.91	136,104	3.94
Total securities (3)	344,067	2.91	359,485	2.86	333,417	2.87	329,484	2.91	329,952	2.97
Federal funds sold	144,206	0.59	48,390	0.60	33,255	0.55	24,860	0.51	26,638	0.36
Restricted equity securities	5,659	3.62	4,962	3.81	4,954	4.24	4,954	4.16	4,953	3.16
Interest-bearing balances with banks	393,782	0.52	373,339	0.51	366,771	0.29	168,548	0.27	97,482	0.26
Total interest-earning assets	5,317,459	3.97%	5,032,598	4.03%	4,865,442	3.99%	4,461,140	4.18%	4,213,447	4.26%
Non-interest-earning assets:
Cash and due from banks	65,318		61,578		62,037		63,259		58,347
Net premises and equipment	23,241		21,023		19,609		18,961		16,323
Allowance for loan losses, accrued
interest and other assets	127,640		126,491		124,241		127,778		129,233
Total assets	$5,533,658		$5,241,690		$5,071,329		$4,671,136		$4,417,350

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$691,776	0.36%	$665,039	0.35%	$611,521	0.30%	$593,550	0.28%	$579,650	0.27%
Savings	41,546	0.30	41,055	0.29	39,590	0.29	37,281	0.30	37,697	0.28
Money market	2,105,420	0.52	1,979,727	0.51	2,048,453	0.49	1,817,997	0.47	1,653,708	0.45
Time deposits	498,151	1.01	507,605	1.00	503,217	1.00	485,137	0.99	480,140	1.05
Total interest-bearing deposits	3,336,893	0.56	3,193,426	0.55	3,202,781	0.54	2,933,965	0.52	2,751,195	0.51
Federal funds purchased	505,076	0.64	441,309	0.64	295,530	0.37	246,168	0.31	275,888	0.29
Other borrowings	55,521	5.20	55,630	5.19	55,805	5.11	50,509	5.18	21,238	5.40
Total interest-bearing liabilities	3,897,490	0.64%	3,690,365	0.63%	3,554,116	0.59%	3,230,642	0.57%	3,048,321	0.53%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	1,142,541		1,077,613		1,062,795		988,756		908,020
Other liabilities	13,301		12,194		13,469		23,738		11,793
Stockholders' equity	475,917		457,218		436,928		424,113		444,302
Unrealized gains on securities and
derivatives	4,409		4,300		4,021		3,911		4,914
Total liabilities and
stockholders' equity	$5,533,658		$5,241,690		$5,071,329		$4,671,136		$4,417,350
Net interest spread		3.33%		3.40%		3.40%		3.61%		3.73%
Net interest margin		3.51%		3.57%		3.56%		3.77%		3.88%

(1) Average loans include loans on which the accrual of interest has been discontinued.